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                                                                    EXHIBIT 11.1

                               Gartner Group, Inc.
           Computation of Basic and Diluted Earnings per Common Share
                    (In thousands, except per share amounts)

                                                                      For the three months ended,
                                                                              December 31,
                                                                    --------------------------------
                                                                         1997             1996
                                                                    ---------------   --------------
Numerator:
    Net income                                                             $25,644          $19,042
                                                                    ===============   ==============

Denominator
    Denominator for basic earnings per share - weighted average
    number of common shares outstanding                                     97,838           93,327

    Effect of dilutive securities:
       Weighted average number of common shares under warrant
       outstanding                                                             288              316
       Weighted average number of option shares outstanding                  6,286            8,308
                                                                    ---------------   --------------
       Dilutive potential common shares                                      6,574            8,624
                                                                    ---------------   --------------
       Denominator for diluted earnings per share - adjusted
       weighted average number of common shares outstanding                104,412          101,951
                                                                    ===============   ==============

Basic earnings per common share                                              $0.26            $0.20
                                                                    ===============   ==============

Diluted earnings per common share                                            $0.25            $0.19
                                                                    ===============   ==============


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